EXHIBIT 99.1

BCB HOLDING COMPANY, INC.
REVOCABLE PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

The undersigned stockholder of BCB Holding Company, Inc. (the “Corporation”), hereby constitutes and appoints W. Rich Campbell and Chris Roberts, and either of them, with full power of substitution, proxies to vote the number of shares of Corporation common stock that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at the Bay Bank, located at 6140 Airport Blvd., Mobile, Alabama at 5:30 p.m., local time,, or at any adjournments thereof (the “Meeting”), upon the proposals described in the Proxy Statement and Notice of Special Meeting of Shareholders, both dated _______ __, 2014, receipt of which is hereby acknowledged, in the manner specified below.

Proposal 1.                                Approval of the Agreement and Plan of Merger, dated as of March 3, 2014, by and among The First Bancshares, Inc. and the Corporation, as it may be amended from time to time.

FOR                                AGAINST                                           ABSTAIN

Proposal 2.                                Establishment of the BCB Shareholder Trust (the “BP Trust”), to assign the Corporation’s and Bay Bank’s claims arising out of the April 2010 Deepwater Horizon incident to the BP Trust for the benefit of certain of BCB’s common shareholders and the appointment of Jack V. Greer, Jr., Lee A. Stassen and William H. Robinson as trustees to manage the BP Trust.

FOR                                AGAINST                                           ABSTAIN

Proposal 3.                                Approval of the adjournment of the special meeting, if necessary or appropriate, in the event there are not sufficient votes at the time of the Meeting to approve the foregoing proposals.

FOR                                AGAINST                                           ABSTAIN

In their sole discretion, the proxies are authorized to vote upon such other business as may come properly before the Meeting or any adjournment thereof.

[  ]  AUTHORIZED    [  ]  AUTHORITY WITHHELD

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.  If no direction is made, this Proxy will be voted FOR the above proposals, and with discretionary authority on all other matters that may come properly before the Meeting.

Please sign exactly as your name appears on your stock certificate and date.  Where shares are held jointly, each stockholder should sign.  When signing as executor, administrator, trustee, or guardian, please give full title as such.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

Dated:_______________, 2014                                                                                                ____________________________________
             Month      Day                                                                                                Signature of Stockholder

____________________________________
Signature of Other Stockholder
(If held jointly)

THIS PROXY IS SOLICITED ON BEHALF OF THE CORPORATION’S BOARD OF DIRECTORS AND MAY BE REVOKED BY THE STOCKHOLDER(S) PRIOR TO ITS EXERCISE.